Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of KKR & Co. Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 15, 2019, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
New York, New York
March 29, 2019